Exhibit 10.04.2

MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement is dated as of April       , 2004 (the “Agreement”), by and between Adelphia Communications Corporation, a Delaware corporation (“ACC”), debtor-in-possession, and its Affiliates, other than any Rigas Person (as defined below) (together with ACC, the “ACC Parties” and each, individually, an “ACC Party”), and Adelphia Business Solutions, Inc., a Delaware corporation, d/b/a TelCove (“TelCove”), debtor-in-possession, and its Affiliates, other than any Rigas Person (together with TelCove, the “TelCove Parties” and each, individually, a “TelCove Party”).

W I T N E S S E T H:

WHEREAS, TelCove and certain of its direct and indirect subsidiaries, commenced cases (the “TelCove Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”) on March 27, 2002, and June 18, 2002, by filing voluntary petitions with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), jointly administered under Case No. 02-11389; and

WHEREAS, ACC and certain of its direct and indirect subsidiaries commenced cases (the “ACC Cases”) under chapter 11 of the Bankruptcy Code on June 10, 2002, and June 25, 2002, by filing voluntary petitions with the Bankruptcy Court, jointly administered under Case No. 02-41729 (REG); and

WHEREAS, ACC and TelCove are parties to that certain Master Reciprocal Settlement Agreement (together with all Exhibits, Annexes and Schedules thereto) dated as of December 3, 2003 (the “Master Agreement”), which validates and memorializes the ownership of various assets, including long-haul and metro fiber-optic cable assets, real property interests, equipment, strands and network infrastructure between ACC and TelCove; and

WHEREAS, TelCove and ACC each have certain remaining unresolved claims, defenses and counterclaims against each other; and

WHEREAS, TelCove and ACC each deny the validity of each other’s respective claims, defenses and counterclaims; and

WHEREAS, TelCove and ACC have negotiated a comprehensive Global Settlement Agreement dated as of February 21, 2004 (the “Global Agreement”), which provides for the resolution or settlement of virtually all outstanding issues and claims remaining between the parties; and

WHEREAS, in connection with the consummation of the Global Agreement on the date hereof, TelCove and ACC each desire to enter into a full and complete settlement with each other, which shall, upon the fulfillment of certain conditions precedent, result in the full and final release and waiver of all claims and counterclaims, except as otherwise provided herein, as well as any other unasserted or potential claims; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties, intending to be legally bound, hereby agree as follows:

1.                                       Effective as of the date hereof, except to enforce the terms of the Global Agreement and each of the Annexes and Schedules thereto, and the Master Agreement, and each of the Exhibits and Annexes thereto, each of the ACC Parties and their successors, assigns and Affiliates, hereby release the TelCove Parties and their successors, assigns, Affiliates, agents, attorneys, employees, general partners, limited partners, officers and directors, other than any Rigas Person (the “TelCove Releasees”) from any and all liabilities, claims (as defined in section 101(5) of the Bankruptcy Code), actions, causes of action, suits, debts, accounts, damages, injuries or demands of whatever kind or nature, including any claims for attorneys’ fees and costs (collectively, “Claims”) which any of them had, now have, or may have against the TelCove Releasees, whether fixed, liquidated or contingent, whether arising in law or at equity, whether known or unknown, whether accrued or to accrue, whether asserted by way of claim, counterclaim, cross-claim, action for indemnity, contribution or otherwise that any ACC Party is entitled to assert in its own right or on behalf of the holder of any claim or equity interest or other person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place at any time since the beginning of time and through the date hereof, and in any way relating to any TelCove Releasees and/or the TelCove Cases, provided, however, that this release shall not be construed to release any claims relative to the allocation of D&O insurance coverage between TelCove and ACC.

2.                                       Effective as of the date hereof, except to enforce the terms of the Global Agreement and each of the Annexes and Schedules thereto, and the Master Agreement and each of the Exhibits and Annexes thereto, each of the TelCove Parties and their successors, assigns and Affiliates hereby release the ACC Parties and their successors, assigns, Affiliates, agents, attorneys, employees, general partners, limited partners, officers and directors, other than any Rigas Person (the “ACC Releasees”) from any and all Claims which any of them had, now has, or may have against the ACC Releasees, whether fixed, liquidated or contingent, whether arising in law or at equity, whether known or unknown, whether accrued or to accrue, whether asserted by way of claim, counterclaim, cross-claim, action for indemnity, contribution or otherwise that any TelCove Party is entitled to assert in its own right or on behalf of the holder of any claim or equity interest or other person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place at any time since the beginning of time and through the date hereof, and in any way relating to any ACC Releasees, and/or the ACC Cases,  provided, however, that this release shall not be construed to release any claims relative to the allocation of D&O insurance coverage between TelCove and ACC.

3.                                       Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Global Agreement.

4.                                       This Agreement may only be modified or supplemented by an instrument in writing executed by duly authorized representatives of the Parties.

5.                                       This Agreement shall constitute the complete, final, and exclusive statement of the terms regarding the subject matter hereof, and shall supersede all prior or contemporaneous written or oral representations, understandings, and communications relating thereto.  The terms and conditions of this Agreement shall not be varied, supplemented, waived, qualified, modified, or interpreted by any prior or subsequent course of dealing between the parties, failure, or delay to enforce any rights hereunder, or by any usage of trade or manner other than by a subsequent writing signed by authorized representatives of both Parties.

6.                                       The Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement during the pendency of the TelCove Cases and the ACC Cases.

7.                                       This Agreement has been fully negotiated between and jointly drafted by the Parties.

8.                                       This Agreement shall not be construed as a release of any Rigas Person, in such Person’s capacity as an Affiliate, or otherwise, from any Claims.  For purposes of this Agreement, the term “Rigas Person” shall be defined to mean: Doris Rigas, James Rigas, John Rigas, Michael Rigas, Timothy Rigas, Ellen Rigas Venetis, Peter Venetis, James Brown, Colin Higgin, Michael Mulcahey, Timothy Werth, Dorellenic Cable Partners, Highland 2000, LLC, Highland 2000, LP, Highland Communications, LLC, Highland Holdings II, GP, Highland Holdings, GP, Highland Preferred Communications 2001, LLC, Iliad Holdings, Inc., NCAA Holdings, Inc., Doris Holdings, L.P., Highland Pref. Communications, LLC, Coudersport Television Cable Company, Coudersport Theatre, Debaire Designs, Eleni Interiors, Inc., Ergoarts, Inc., Highland Prestige Georgia, Inc., Highland Video Associates, LP, Hilton Head Communications, LP, Niagara Frontier Hockey, LP, Songcatcher Films, LLC, Wending Creek 3656, LLC, Wending Creek Farms, Inc., Rigas Entertainment, Ltd., Island Partners, Inc., Roumali, Inc., Gristmill Properties, Inc., Syracuse-Hilton Head Holdings, LP and any individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or other entity Controlled (as defined below) by a Rigas Person, and any of their collective successors, assigns, transferees, or heirs.  For purposes of this provision, the term “Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Rigas Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

9.                                       This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized representatives.

ACC PARTIES:		TELCOVE PARTIES:

ADELPHIA COMMUNICATIONS CORPORATION		ADELPHIA BUSINESS SOLUTIONS, INC., d/b/a TELCOVE

By:	/s/ Joe W. Bagan	By:	/s/ Robert E. Guth
	Joe W. Bagan, Senior Vice President & Chief Administrative Officer		Robert E. Guth, President & Chief Executive Officer

EACH OF THE ACC PARTIES LISTED ON SCHEDULE A HERETO		EACH OF THE TELCOVE PARTIES LISTED ON SCHEDULE B HERETO

By:	/s/ Joe W. Bagan	By:	/s/ Robert E. Guth
	Joe W. Bagan, Senior Vice President & Chief Administrative Officer		Robert E. Guth, President & Chief Executive Officer